UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2002

UNITED TECHNOLOGIES CORPORATION
(exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	1-812 (Commission File Number)	06-0570975 (I.R.S. Employer Identification No.)

United Technologies Building, One Financial Plaza
Hartford, Connecticut 06103
(Address of Principal executive offices, including Zip Code)

Registrant’s telephone number, including area code
(860) 728-7000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

On September 10, 2002, United Technologies Corporation (the "Corporation") issued a press release announcing the election of Stephen F. Page as Chief Financial Officer. Page will replace David J. FitzPatrick, who has resigned to become Chief Financial Officer of Tyco International. Page will remain Vice Chairman of the Corporation and a board member.

Item 7. Exhibits

The following press release is annexed as an Exhibit:

Exhibit
Number     Description

99.1             Press release, dated as of September 10, 2002, issued by United Technologies Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2002	UNITED TECHNOLOGIES CORPORATION (Registrant) By: /s/William H. Trachsel William H. Trachsel Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Page
99.1	Press release, dated as of September 10, 2002, issued by United Technologies Corporation	1